SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                         Eagle Pacific Industries, Inc.
             (Exact Name of Registrant as Specified in its Charter)


        Minnesota                                       41-1642846
 (State or Other Juris-                                (I.R.S. Employer
diction of Incorporation                            Identification Number)
   or Organization)



                      333 South Seventh Street, Suite 2430
                          Minneapolis, Minnesota 55402
              (Address of Principal Executive Office and Zip Code)



              Eagle Pacific Industries, Inc. 1997 Stock Option Plan
                            (Full Title of the Plan)

                                William H. Spell
                             Chief Executive Officer
                      333 South Seventh Street, Suite 2430
                          Minneapolis, Minnesota 55402
                                 (612) 305-0339
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:
                                Daniel A. Yarano
                            Fredrikson & Byron, P.A.
                            1100 International Centre
                          Minneapolis, Minnesota 55402


                         CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================
                                                                             Proposed
                                                  Proposed Maximum            Maximum
  Title of Securities        Amount to be          Offering Price            Aggregate              Amount of
   to be Registered          Registered(1)          Per Share(2)         Offering Price(2)      Registration Fee
======================== ====================== ====================== ====================== ======================

  Options to Purchase
Common Stock under the
       1997 Plan              Indefinite               $ 0.00                 $ 0.00                 $ 0.00

 Common Stock issuable
   upon exercise of
 options granted under
     the 1997 Plan         1,200,000 shares            $13.1875             $15,825,000              $4,178
                                                                                                      -----

        TOTAL:                                                                                       $4,178
======================== ====================== ====================== ====================== ======================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Registrant's Common Stock on April 4, 2000.

         The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1997 Stock Option Plan. The contents of the Registrant's Registration Statement on Form S-8, Reg. No. 333-26047, are incorporated herein by reference.



                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 10th day of April, 2000.


                                         EAGLE PACIFIC INDUSTRIES, INC.
                                         (the "Registrant")



                                         By   /s/ William H. Spell
                                              William H. Spell
                                              Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                               (Power of Attorney)

         Each of the undersigned constitutes and appoints William H. Spell and Roger R. Robb his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Eagle Pacific Industries, Inc. relating to the Company's 1997 Stock Option Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

  Signature                      Title                           Date


/s/ William H. Spell     Chief Executive Officer             April 10, 2000
William H. Spell         (principal executive officer)



/s/ Roger R. Robb        Chief Financial Officer             April 10, 2000
Roger R. Robb            (principal financial and
                         accounting officer)

/s/ Harry W. Spell       Chairman and Director               April 10, 2000
Harry W. Spell


/s/ Bruce A. Richard     Vice Chairman and Director          April 10, 2000
Bruce A. Richard


/s/ George R. Long       Director                            April 10, 2000
George R. Long


/s/ R. W. Perkins        Director                            April 10, 2000
Richard W. Perkins

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                         EAGLE PACIFIC INDUSTRIES, INC.


                         Form S-8 Registration Statement



                                  EXHIBIT INDEX


Exhibit
Number            Exhibit Description
------            -------------------
 5                Opinion and Consent of counsel re securities under the Plan
23.1              Consent of counsel (See Exhibit 5)
23.2              Consent of independent accountants
23.3              Consent of former independent accountants
24                Power of attorney (See Signature Page)